SMITH BARNEY INVESTMENT SERIES
CITIFUNDS TRUST I
SMITH BARNEY TRUST II
CITIFUNDS TRUST III
CITIFUNDS PREMIUM TRUST
CITIFUNDS INSTITUTIONAL TRUST

Amendment
to Declaration of Trust

The undersigned, constituting at least a majority of the Trustees of each Trust named above and acting pursuant to each Trust's Declaration of Trust ascurrently in effect (each, a "Declaration of Trust"), do hereby certifythat in accordance with the provisions of the first sentence of
Section 9.3(a) of each Declaration of Trust, the following amendment to each Declaration ofTrust has been duly adopted by at least a majority of the Trustees of eachTrust, effective as of August 15, 2005:

Section 5.7 of each Declaration of Trust is hereby deleted in its entirety and replaced with the following:

Section 5.7. Derivative Actions. No Shareholder shall have the right to bring or maintain any court action, proceeding or claim on behalf of the Trust or any series or class thereof without first making demand on the Trusteesrequesting the Trustees to bring or maintain such action, proceeding or claim.
Such demand shall be mailed to the Secretary of the Trust at the Trust's principal office and shall set forth in reasonable detail the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the Shareholder to support the allegations made in the demand. A Trustee shall not be deemed to have a personal financial interest in an action or otherwise be disqualified from ruling on a Shareholder demand by virtue of the fact that such Trustee receives remuneration from his or her service on the Board of Trustees of the Trust or on the boards of one or more investment companies with the same or an affiliated investment adviser or underwriter, or the amount of such remuneration. In their sole discretion, the Trustees may submit the matter to a vote of Shareholders of the Trust or any series or class thereof, as appropriate. Any decision by the Trustees under this
Section 5.7 not to bring or maintain such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be made by theTrustees in their business judgment and shall be binding upon theShareholders, except to the extent that Shareholders have voting rights asset forth in Section 6.8 hereof.

IN WITNESS WHEREOF, the undersigned have executed this Amendment this 15th day of August, 2005.


Elliott J. Berv, as Trustee
and not individually


Donald M. Carlton, as Trustee
and not individually

A. Benton Cocanougher, as Trustee
and not individually


Mark T. Finn, as Trustee
and not individually


R. Jay Gerken, as Trustee
and not individually


Stephen Randolph Gross, as Trustee
and not individually


Diana R. Harrington, as Trustee
and not individually


Susan B. Kerley, as Trustee
and not individually


Alan G. Merten, as Trustee
and not individually


R. Richardson Pettit, as Trustee
and not individually


BUSDOCS/1488001.1



BUSDOCS/1488001.1